Exhibit 10.1

AVAX TECHNOLOGIES, INC.

Up to $1,000,000

Aggregate Principal Amount

of

5% Convertible Notes due May 17, 2004

NOTE PURCHASE AGREEMENT

Dated as of November 17, 2003

AVAX TECHNOLOGIES, INC.

5% Convertible Notes Due May 17, 2004

NOTE PURCHASE AGREEMENT

November 17, 2003

To the Purchasers Listed on the Signature Pages Hereto:

Ladies and Gentlemen:

AVAX Technologies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to the Purchasers listed on the signature pages hereto (individually, a “Purchaser” and collectively the “Purchasers”), up to $1,000,000 aggregate principal amount of the Company’s 5% Convertible Notes Due May 17, 2004 (individually, a “Note” and collectively, the “Notes”) and the warrants to purchase up to 7,692,300 fully paid and non-assessable shares of common stock, par value $.004 per share, of the Company (the “Common Stock”) for $0.143 per share (individually a “Warrant” and collectively, the “Warrants”).  The Notes will be convertible into shares of Common Stock or other securities of the Company, as more fully described therein.

The sale of the Note and Warrant to the Purchasers will be made without registration of the Note or Warrant under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act.

Section 1.              Purchase of Company Note and Warrant.

1.1          Purchase and Sale of the Note and Warrant.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers, and the Purchasers will purchase from the Company the Notes and the Warrants at a purchase price of 100% of the principal amount of the Note purchased by each Purchaser (the “Purchase Price”).  The principal amount of the Note to be issued to and purchased by each Purchaser is set forth on that Purchaser’s signature page, and the number of shares of Common Stock subject to the Warrant issued to each Purchaser is set forth on the signature page for that Purchaser.

Section 2.              Closing.  The closing (the “Closing”) of the purchase and sale of each Note and the Warrant (the “Transaction”) will take place by telephone, facsimile and express mail on such date as each Purchaser and the Company may agree, provided that no Notes or Warrants may be issued by the Company pursuant to this Agreement after December 1, 2003, or for an aggregate principal amount of Notes in excess of $1,000,000.  The date of the Closing for each Purchaser is referred to as the “Closing Date.”  At the Closing, the Company will issue and deliver to the Purchaser the Note and the Warrant purchased by the Purchaser, against payment of the Purchaser’s Purchase Price reflected on the signature page by wire transfer of immediately available United States funds payable to the Company’s account pursuant to the wire transfer instructions provided by the Company to each Purchaser.

Section 3.              Conditions to the Obligations of Purchaser at Closing.  The obligation of each Purchaser to purchase and pay for the Note and the Warrant at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by a Purchaser:

3.1          Opinion of Counsel to the Company.  Each Purchaser will have received from Gilmore & Bell, P.C., securities counsel for the Company, its opinion dated the Closing Date in the form of Exhibit A.

3.2          Representations and Warranties.  The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.3          Performance of Covenants.  The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.4          No Injunctions; etc.  No court or governmental injunction, order or decree prohibiting the purchase and sale of the Note and Warrant will be in effect.  There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.5          Closing Documents.  The Company will have delivered to the Purchaser (a) a certificate of the Secretary of the Company, dated as of the first Closing Date, certifying (i) the attached are true and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date of such certification; and (ii) the attached are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement as in effect on the date of such certification.

3.6          Waivers and Consents.  The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Note and the Warrant, and all consents and waivers will be in full force and effect.

3.7          Satisfaction of Purchaser.  All proceedings to be taken in connection with the Transaction are to be consummated at or prior to the Closing, and all documents incidental thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the Transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Purchaser and its counsel.

Section 4.              Conditions to the Obligations of the Company at Closing.  The obligation of the Company to issue and sell the Note and the Warrant to the Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1          Representations and Warranties.  The representations and warranties of the Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

4.2          No Injunctions.  No court or governmental injunction, order or decree prohibiting the purchase or sale of the Note and Warrant will be in effect.

Section 5.              Representations and Warranties of Purchaser.  Each Purchaser represents and warrants to the Company that:

5.1          Accredited Investor.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is acquiring the Note and the Warrant for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act.

5.2          Authority, etc.  Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser.  If Purchaser is an individual, Purchaser has the legal capacity to enter into this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.3          Access to Information.  Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Transaction; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

5.4          No General Solicitation.  Purchaser is not purchasing the Note and the Warrant as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

Section 6.              Representations and Warranties of the Company.  The Company represents and warrants to each Purchaser that as of the date hereof and the Closing Date:

6.1          Organization, Good Standing and Qualification; Subsidiaries.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own and hold its properties and to conduct its business.  The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its business, properties, prospects, results of operations, assets, condition (financial or otherwise), or on its ability to perform its obligations under this Agreement.

6.2          Corporate Power, Authorization; Enforceability.  (a) The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby.  All action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Note and the Warrant contemplated hereby and the performance of the Company’s obligations hereunder has been taken.  Each of the Note and the Warrant to be purchased on the Closing Date has been duly authorized and, when issued in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and will not be subject to any preemptive rights or other similar rights of stockholders of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(b)           When the Note and the Warrant are delivered and paid for pursuant to this Agreement on the Closing Date, the Note will be convertible into Common Stock or other securities of the Company in accordance with its terms and the Warrant will be exercisable for shares of Common Stock in accordance with its terms; the Common Stock initially issuable upon conversion of the Note and upon exercise of the Warrant has been duly authorized and reserved for issuance upon such conversion or exercise and, when and if issued upon such conversion of the Note or exercise of the Warrant, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Note, the Warrant or the Common Stock issuable upon conversion of the Note or exercise of the Warrant.

6.3          Financial Statements and SEC Documents.  (a) Included in the Company’s Form 10-KSB for the year ended December 31, 2002, are true and complete copies of the audited consolidated balance sheet (the “Balance Sheet”) of the Company as of December 31, 2002, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2002 and 2001 and for the period from January 12, 1990 (incorporation) to December 31, 2002 (the “Audited Financial Statements”), accompanied by the report of Ernst & Young LLP with respect to the years ended December 31, 2002 and 2001.  The Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, are available to the Purchaser on the Securities and Exchange Commission’s (the “SEC”) EDGAR System.  Included in the Quarterly Reports are the requisite unaudited consolidated balance sheets of the Company and the related unaudited consolidated statements of operations and statements of cash flows (the “Unaudited Financial Statements,” and together with the “Audited Financial Statements,” the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

(b)           A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2003 (as the documents may have been amended since the time of their filing, the “SEC Documents”), has also been made available to the Purchaser via the SEC’s EDGAR System.  As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document.  The SEC Documents, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.4          Material Misstatements.  Theo information contained in the SEC Documents, including the Financial Statements, does not contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading.

6.5          No Integration.  Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D.  The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.  The issuance of the Note and the Warrant to the Purchaser will not be integrated with any other issuance of the Company’s securities (past or current) that requires stockholder or that would result in a violation of the Securities Act.

6.6          Litigation.  Except as set forth in the SEC Documents and updates provided by the Company to the Purchaser, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or threatened against or affecting the Company or any of its directors or officers in their capacities as such.

6.7          No Anti-dilution.  The issuance of the Note and the Warrant does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

Section 7.              Covenants of the Company.  The Company covenants and agrees as follows:

7.1          Reporting Status.  So long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to file timely all reports required to be filed with the SEC pursuant to the Exchange Act.

7.2          Form D.  The Company will file a Form D within 15 days of the Closing Date with respect to the Note and the Warrant with the SEC as required under Regulation D under the Securities Act, and will provide a copy thereof to the Purchaser.

7.3          Integration.  The Company will insure that the issuance of the Note and the Warrant to the Purchaser will not be integrated with any other issuance of the Company’s securities in the future, which requires stockholder approval or which would result in a violation of the Securities Act.

7.4          Special Meeting of Stockholders.  The Company will use its reasonable efforts to call a special meeting of its stockholders by December 31, 2003, to consider a proposal to either (i) increased the authorized number of shares of Common Stock, or (ii) effect a reverse stock split of the Common Stock.

7.5          Offering of Securities.  The Company will use its reasonable efforts to close an offering of securities on or before May 17, 2004, in which the gross proceeds to the Company are not less than $1,000,000 (the “Offering”).  Upon the closing of the Offering, the Note will automatically convert into shares of Common Stock or the other securities issued in the Offering, in accordance with the terms of the Note.

Section 8.              Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein and in the Note and the Warrant delivered pursuant hereto, shall survive for a period of one year after the Closing Date and shall thereupon expire together with the associated right to indemnification pursuant to Section 10(a)(iv), unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to which such claim has been made, and the associated right to indemnification shall survive until such claim is satisfied, settled or dismissed.

Section 9.              Piggyback Registration Rights.  In connection with the Offering, the Company anticipates filing a registration statement on Form S-3 to register for reoffering and resale the securities sold by the Company in the Offering.  Upon completion of the Offering, the Purchaser shall have the right, upon the same terms as the investors in the Offering, to include in any registration statement of the Company under the Securities Act filed in connection therewith, all of the Registrable Securities held by the Purchaser.  For the purposes of this Agreement, “Registrable Securities” means the Common Stock or other securities of the Company issuable upon conversion of the Note and the Common Stock issuable upon exercise of the Warrant.  If the Purchaser decides not to include the Registrable Securities in the registration statement filed in connection with the Offering, the Purchaser’s piggyback registration rights granted pursuant to this Section will terminate.

Section 10.            Indemnification.  (a) The Company will indemnify, to the extent permitted by law, the Purchaser and each director, officer or controlling person of the Purchaser within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses, (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by the Company to fulfill and perform any agreement, covenant or undertaking herein, or (iv) any failure or breach of the representations and warranties of the Company set forth in Section 6 to be accurate as of the date hereof and as of the Closing Date, and will promptly reimburse the Purchaser and each director, officer or controlling person of the Purchaser for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or alleged untrue statement or by any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by the Purchaser specifically for use in the preparation of the registration statement or prospectus, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) the Purchaser failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Registrable Securities, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.  The indemnification obligation of the Company with respect to clause (iv) above, will survive for a period ending on the first anniversary of the Closing Date, unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) is made with respect hereto prior to the end of such period, in which case the right to indemnification shall survive until such claim is satisfied, settled or dismissed.

(b)           In connection with the shelf registration statement in which the Purchaser may participate, the Purchaser will furnish to the Company in writing the information as is reasonably requested by the Company for use in the shelf registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the shelf registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information specifically furnished by the Purchaser to the Company for use in connection with the preparation of the shelf registration statement or prospectus; provided however, that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense arises out of or is based upon a violation of this Agreement by the Company.  If the offering pursuant to any registration is made through underwriters, the Purchaser agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Purchaser.  Notwithstanding the foregoing or any other provision of this Agreement, in no event will the Purchaser be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by Purchaser upon the disposition of Registrable Securities pursuant to the registration statement giving rise to such claim.

(c)           Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party’s expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding.  An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d)           If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties.  The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim.  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

Section 11.            Miscellaneous.

11.1        Notices.  Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

If to the Company:

AVAX Technologies, Inc.

9200 Indian Creek Parkway, Suite 200

Overland Park, Kansas  66210

Attn:       Richard P. Rainey

Facsimile:  (913) 693-8497

With a copy to:

Gilmore & Bell, P.C.

2405 Grand Boulevard, Suite 1100

Kansas City, Missouri  64108

Attn:       Richard M. Wright

Facsimile:  (816) 221-1018

If to the Purchaser:

To the name and address or facsimile number of the Purchaser on the signature page hereto.

Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2        Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3        Entire Agreement.  This Agreement, the Note and the Warrant collectively set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.  This Agreement may be amended only by mutual written agreement of the Company and the Purchasers holding a majority of the principal amount of Notes issued under this Agreement.

11.4        Governing Law.  The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Delaware without regard to that State’s conflicts of law principles.

11.5        Severability.  The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect.  If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

11.6        No Waiver.  A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.7        Further Assurances.  The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.  Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Note and the Warrant between the Purchaser (or any permitted transferee), on the one hand, and the Company, on the other hand, pursuant to this Agreement will be borne by the Company.

11.8        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.9        No Third Party Beneficiaries.  Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto.  The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

IN WITNESS WHEREOF, the undersigned have duly executed this Note Purchase Agreement as of the date first above written.

[NAME OF PURCHASER]	AVAX TECHNOLOGIES, INC.

By:	By:
Name:	Richard P. Rainey
Title:	President

Dated: , 2003	Dated: , 2003

Address:

Facsimile:
Tax Id No.:

Principal Amount of Notes Purchased:

$

Warrants to purchase                    shares
of Common Stock

Purchase Price:  $

Closing Date:                                    , 2003